Exhibit 99.2

PREFERRED STOCK PURCHASE AGREEMENT

NEITHER THE PURCHASED SHARES NOR THE CONVERSION SHARES (AS THOSE TERMS ARE DEFINED HEREIN) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF SUCH SECURITIES DESCRIBED HEREIN.

This Preferred Stock Purchase Agreement (this “Agreement”) is dated as of March 21, 2018 (the “Effective Date”) and is by and between Tellurian Inc., a Delaware corporation (the “Company”), and BDC Oil and Gas Holdings, LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, Driftwood LNG LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Driftwood LNG”), and Bechtel Oil, Gas and Chemicals, Inc. (“BOGCI”), an Affiliate of Purchaser, are parties to that certain First Amended and Restated Technical Services Agreement, dated as of November 10, 2017 (the “TSA”), and the Driftwood LNG Project Amended and Restated Request for Services No. 3 under the TSA, dated as of February 28, 2018 (as the same may be amended from time to time, the “RFS”);

WHEREAS, Driftwood LNG has exercised its right under the RFS to defer the payment of certain monthly billings under the RFS and the TSA, and, as of the Effective Date, the amount so deferred is $22,650,000 (the “Outstanding Amount”); and

WHEREAS, the Company, on behalf of Driftwood LNG, desires to pay the Outstanding Amount and to pre-pay $27,350,000 in respect of services to be provided after the Effective Date pursuant to the TSA and the RFS (the “Pre-paid Amount”), by issuing the Purchased Shares (as defined below) to Purchaser, and Purchaser, on behalf of BOGCI, desires to accept the Purchased Shares as payment for the Outstanding Amount and the Pre-paid Amount, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements set forth herein, the Company and Purchaser agree as follows:

1.    Certain Defined Terms. Certain defined terms are set forth in Section 22.

2.    Securities Purchase. Subject to the terms and conditions of this Agreement, Purchaser hereby purchases, and the Company hereby sells and issues to Purchaser, 6,123,782 shares (the “Purchased Shares”) of Series C preferred stock of the Company, par value $0.01 per share, with terms set forth on the Certificate of Designations attached as Exhibit A hereto (the “Certificate of Designations”). Purchaser understands that the offering and sale of the Purchased Shares is being made by the Company without registration of the Purchased Shares or the Conversion Shares (as defined in Section 4(j)) under the Securities Act or any securities law of any state of the United States or of any other jurisdiction, and is being made by the Company in reliance on the representations and warranties made in this Agreement by Purchaser.

3.    Payment for Securities; Delivery of Certificate(s) or Evidence of Securities Issued in Book-Entry Form. Purchaser hereby accepts, for itself and on behalf of BOGCI, the Purchased Shares as full and adequate payment for all of the Outstanding Amount and the Pre-paid Amount. Effective simultaneously with the execution and delivery of this Agreement, the Company shall deliver to Purchaser a certificate representing the Purchased Shares (or evidence of the Purchased Shares issued in book-entry form with a notation in the Company’s stock transfer records) with the legend set forth in Section 6. In the event of any disagreement, claim or uncertainty regarding any invoice that reflects or should reflect all or part of the Pre-paid Amount, such disagreement, claim or uncertainty shall be resolved pursuant to the terms of the TSA and the RFS, and the Pre-paid Amount associated with any invoice shall be adjusted to reflect such resolution to the extent appropriate. In the event that the TSA and/or RFS is terminated after the Effective Date and, at the effective date of such termination, the sum of (i) the value of work performed by BOGCI under the RFS after the Effective Date (as determined in accordance with Section 3 of the RFS), plus (ii) the amount, if any, due and payable by Driftwood LNG in accordance with Section 3 of the RFS in connection with such termination, is less than the Pre-Paid Amount, Purchaser will promptly return to the Company the certificate representing the Purchased Shares (or the Company will promptly deliver to Purchaser evidence of cancellation of the Purchased Shares issued in book-entry form) and the Company shall re-issue a new certificate (or evidence of Series C Preferred Stock issued in book-entry form) reflecting a reduction in the number of shares of Series C Preferred Stock equal to the dollar amount of such shortfall divided by the Series C Price (as that term is defined in the Certificate of Designations). If some or all of the Purchased Shares have been converted into Conversion Shares, the actions contemplated by the preceding sentence shall be taken with respect to such number of Conversion Shares as shall be necessary to result in the appropriate reduction in the number of shares held by Purchaser.

4.    Representations, Warranties and Covenants of the Company. As of the Effective Date, the Company represents, warrants and, as applicable, covenants to Purchaser that:

(a)    The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing in any jurisdiction other than Delaware would not have a material adverse effect on the Company. The Company and its subsidiaries have the requisite organizational power and authority to own and hold their properties and to carry on their business as now conducted and as proposed to be conducted. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Certificate of Designations and all other agreements and instruments ancillary hereto (collectively, the “Transaction Documents”) and to issue, sell and deliver the Purchased Shares and, upon conversion thereof, the Conversion Shares.

(b)    The Company’s execution and delivery of the Transaction Documents and performance of its obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby, the issuance, sale and delivery of the Purchased Shares (and, upon conversion thereof, the Conversion Shares), and the application of the proceeds thereof will not (i) result in a violation of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), the Company’s Amended and Restated Bylaws (the “Bylaws”) or any other organizational document of the Company or any of its subsidiaries; (ii) result in a material violation of any applicable Law, any rule or regulation of any self-regulatory organization or other nongovernmental regulatory authority (assuming the accuracy of Purchaser’s representations in Section 5), or any material order, injunction, judgment or decree of any Governmental Authority; (iii) conflict with, result in a breach of, or constitute a default under, or give rise to any right of termination, acceleration or cancellation under, any material indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound; (iv) result in the creation or imposition of any material Lien upon the Company, any of its subsidiaries or any of their material properties or assets; or (v) require any consent, approval, notification, waiver or other similar action from any third party. The issuance and sale of the Purchased Shares does not, and the issuance of the Conversion Shares upon conversion thereof, will not upon any such issuance, contravene NASDAQ rules and regulations.

(c)    Section 4(c) of the Company Disclosure Schedule sets forth a true and complete list of each of the Company’s subsidiaries and each such subsidiary’s jurisdiction of incorporation or organization. Each subsidiary of the Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing in any jurisdiction other than its jurisdiction of organization would not have a material adverse effect on the Company. The Company, directly or indirectly, owns 100% of the equity interests of each subsidiary of the Company, free and clear of all Liens.

(d)    True, correct and complete copies of the Charter and the Bylaws are attached to Section 4(d) of the Company Disclosure Schedule. All such organizational documents have been, and in the case of the Charter upon consummation of the transactions contemplated hereby will be, duly adopted in accordance with applicable Law.

(e)    Subject to the accuracy of Purchaser’s representations and warranties set forth in Section 5, no registration or filing with, or consent or approval of or other action by, any Governmental Authority or any third party is or will be necessary for the Company’s valid execution, delivery and performance of the Transaction Documents, the consummation of the transactions contemplated hereby or thereby or the issuance, sale and delivery of the Purchased Shares, other than those which (i) have previously been obtained or made, (ii) are required by the SEC in connection with the Company’s obligations under the Registration Rights Agreement to be entered into in accordance with Section 24 (the “Registration Rights Agreement”) or (iii) are required under state securities laws, and except for a Current Report on Form 8-K to be filed by the Company to disclose the transactions contemplated by the Transaction Documents. Subject to the accuracy of Purchaser’s representations and warranties set forth in Section 5, the issuance, sale and delivery of the Purchased Shares to Purchaser pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor, to the Company’s knowledge, any person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

(f)    All corporate action required to be taken by the Company or any of its shareholders for the authorization, issuance, sale and delivery of the Purchased Shares, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been validly taken. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and general principles of equity.

(g)    The Company’s authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 100,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). Immediately prior to the execution and delivery of this Agreement, 228,392,249 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

(h)    All of the outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and have been issued in compliance with all applicable laws, rules and regulations. Except for the preemptive rights held by TOTAL pursuant to the TOTAL Pre-emptive Rights Agreement, there are no preemptive rights to purchase any securities of the Company or any of its subsidiaries. Except for the preemptive rights held by TOTAL pursuant to the TOTAL Pre-emptive Rights Agreement and as set forth in Section 4(h) of the Company Disclosure Schedule, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Common Stock or other securities of the Company or any of its subsidiaries. There are no equity interests in the Company that are senior to or pari passu with, in right of distribution or liquidation, the Purchased Shares.

(i)    The Purchased Shares have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable shares of Series C preferred stock of the Company and will be free and clear of all Liens, other than Liens that were created by Purchaser and restrictions on transfer imposed by this Agreement, the Securities Act and applicable state securities laws. Except for the preemptive rights held by TOTAL pursuant to the TOTAL Pre-emptive Rights Agreement, none of the issuance, sale or delivery of the Purchased Shares is subject to any preemptive or other purchase right of the Company’s stockholders or to any right of first refusal or other right in favor of any person, or will result in any anti-dilution adjustment or other similar adjustment to any of the Company’s outstanding securities.

(j)    Upon issuance in accordance with this Agreement, the Certificate of Designations and the Charter, any shares of Common Stock into which the Purchased Shares are converted (the “Conversion Shares”) will be duly authorized, duly and validly issued, fully paid and nonassessable and will be free and clear of all Liens, other than Liens created by Purchaser and restrictions on transfer imposed by this Agreement, the Securities Act and applicable state securities laws.

(k)    The Company has timely furnished or timely filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) (collectively, the “Company SEC Documents”) required to be furnished or filed by the Company with the Securities and Exchange Commission (the “SEC”) since February 10, 2017 (the “Merger Date”). Each Company SEC Document (i) at the time filed, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and (ii) did not contain at the time it was filed (or if amended or superseded by a filing or amendment prior to the Effective Date, then at the time of such filing or amendment) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l)    The consolidated financial statements of the Company (the “Company Financial Statements”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”) complied at the time the Annual Report was filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), and fairly present in all material respects the consolidated financial position and operating results, equity and cash flows of the Company and its consolidated subsidiaries as of, and for the periods ended on, December 31, 2017.

(m)    None of the Company or any of its subsidiaries has any liability, whether accrued, contingent, absolute or otherwise, that would be required to be included in the financial statements of the Company and its consolidated subsidiaries under GAAP, except for (i) liabilities set forth on the consolidated balance sheet dated as of December 31, 2017 or the notes thereto contained in the Company Financial Statements; (ii) liabilities that have arisen since December 31, 2017 in the ordinary course of business; (iii) liabilities or obligations incurred in connection with the transactions contemplated hereby and (iv) liabilities that would not have a material adverse effect on the Company.

(n)    Except as set forth in the Charter or the Certificate of Designations, there are no restrictions upon the voting or transfer of any equity interests of the Company other than those imposed by applicable Law. Except as disclosed in Section 4(n) of the Company Disclosure Schedule, the offering and sale of the Purchased Shares as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any equity interests of the Company other than pursuant to the Registration Rights Agreement.

(o)    Neither the Company nor any of its subsidiaries is, and immediately after the sale of the Purchased Shares hereunder and the application of the net proceeds from such sale none of the Company nor any of its subsidiaries will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(p)    No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Company, any of its subsidiaries or Purchaser with respect to the sale of any of the Purchased Shares or the consummation of the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of the Company or any of its affiliates.

(q)    Except as set forth in Section 4(q) of the Company Disclosure Schedule, there are no actions, suits, claims, investigations, orders, injunctions or proceedings pending or, to the Company’s knowledge, threatened or contemplated, to which the Company, any of its subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any Governmental Authority, or before or by any self-regulatory organization or other nongovernmental regulatory authority, in each case that is reasonably likely to have a material adverse effect on the Company.

(r)    The Company and, to the Company’s knowledge, the Company’s directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(s)    To the Company’s knowledge, neither the Company nor any of its subsidiaries has since the Merger Date, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority of any jurisdiction or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under any applicable Anti-Corruption Laws (as defined in Section 4(t)) of any relevant jurisdiction covering a similar subject matter as in effect on or prior to the Effective Date applicable to the Company and its subsidiaries and their respective operations, in each case except as would not have a material adverse effect on the Company. The Company has instituted and maintained policies and procedures designed to ensure compliance with such Laws.

(t)    To the Company’s knowledge and except as would not have a material adverse effect on the Company, none of the Company, any of its subsidiaries or any of its affiliates, nor any of their respective directors, officers, employees, agents or other representatives, or anyone acting on behalf of any of the foregoing, is aware of or has taken, since the Merger Date, any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any analogous anticorruption Laws applicable to the Company or any of its subsidiaries (collectively, “Anti-Corruption Laws”), including offering, paying, promising to pay or authorizing the payment of money or anything of value to a foreign governmental official or any other person while knowing or having a reasonable belief that all or some portion of it would be given to a foreign governmental official and used for the purpose of (i) influencing any act or decision of a foreign governmental official or other person, including a decision to fail to perform official functions, (ii) inducing any foreign governmental official or other person to do or omit to do any act in violation of the lawful duty of such official, (iii) securing any improper advantage, or (iv) inducing any foreign governmental official to use influence with any Governmental

Authority in order to affect any act or decision of such Governmental Authority, in order to assist the Company or any of its subsidiaries in obtaining or retaining business with, or directing business to, any person, in each case, in violation of any applicable Anti-Corruption Laws.

(u)    No proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries, or any of their respective directors, officers or employees, or anyone acting on behalf of the foregoing, with respect to any applicable Anti-Corruption Laws is pending or, to the Company’s knowledge, threatened. Since the Merger Date, no civil or criminal penalties have been imposed on the Company or any of its subsidiaries with respect to violations of any applicable Anti-Corruption Law, nor have any disclosures been submitted to any Governmental Authority by the Company or any of its subsidiaries with respect to violations of the Anti-Corruption Laws.

(v)    Except as would not have a material adverse effect on the Company, the operations of the Company and its subsidiaries are and have been, since the Merger Date, conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

5.    Representations and Warranties of Purchaser. As of the date of this Agreement, Purchaser represents and warrants to the Company that:

(a)    Each of Purchaser and BOGCI is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

(b)    Each of Purchaser and BOGCI has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

(c)    Each of Purchaser and BOGCI is familiar with the business and financial condition and operations of the Company. Each of Purchaser and BOGCI has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased under this Agreement. Each of Purchaser and BOGCI has had an opportunity to ask questions and receive answers from the Company regarding the Company and its business, as well as the terms and conditions of the offering of the Purchased Shares, and to obtain additional information necessary to verify any information furnished to Purchaser or BOGCI or to which either of them had access.

(d)    The Purchased Shares are being acquired by Purchaser for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

(e)    Purchaser understands that (i) neither the Purchased Shares nor the Conversion Shares have been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act; (ii) the Purchased Shares and, upon issuance thereof, the Conversion Shares, must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration requirements; and (iii) the certificates representing the Purchased Shares and the Conversion Shares will bear (or the Purchased Shares and the Conversion Shares issued in book-entry form will have a notation in the Company’s stock transfer records with) the legend set forth in Section 6.

(f)    Each Transaction Document to which Purchaser is a party constitutes Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and general principles of equity. Purchaser has full power and authority to enter into the Transaction Documents to which it is a party. Purchaser is an Affiliate of BOGCI and Purchaser’s acquisition of the Purchased Shares pursuant to the terms of this Agreement will benefit BOGCI so as to provide adequate consideration for the full and adequate payment of the Outstanding Amount and the Pre-Paid Amount pursuant to Section 3 of this Agreement.

(g)    Neither Purchaser nor BOGCI is relying on any communication (written or oral) of or on behalf of the Company as investment advice or as a recommendation to purchase the Purchased Shares.

(h)    The Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Purchased Shares. In deciding to purchase the Purchased Shares, Purchaser is not relying on the advice or recommendations of the Company and Purchaser has made its own independent decision that the investment in the Purchased Shares is suitable and appropriate for Purchaser.

6.    Legend. Until such time as the Purchased Shares and any Conversion Shares, as applicable, have been sold pursuant to an effective registration statement under the Securities Act, or the Purchased Shares or Conversion Shares, as applicable, are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, any certificate(s) representing the Purchased Shares and any Conversion Shares, as applicable, will be imprinted (and the Purchased Shares and any Conversion Shares issued in book-entry form will have a notation in the Company’s stock transfer records) with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION

STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

In connection with a sale of Purchased Shares or Conversion Shares, as applicable, in reliance on Rule 144 under the Securities Act (“Rule 144”), Purchaser or its broker shall deliver to the Company a broker representation letter providing to the Company any information the Company deems necessary to determine that such sale is made in compliance with Rule 144, including, as may be appropriate, a certification that Purchaser is not an “affiliate” of the Company (as defined in Rule 144) and a certification as to the length of time the applicable equity interests have been held. Upon receipt of such representation letter, the Company shall promptly remove the restrictive legend, and the Company shall bear all costs associated with such removal. At such time as the Purchased Shares or Conversion Shares have been sold pursuant to an effective registration statement under the Securities Act or have been held by Purchaser for more than one year where Purchaser is not, and has not been in the preceding three months, an “affiliate” of the Company (as defined in Rule 144), if the restrictive legend is still in place, the Company agrees, upon request of Purchaser, to take all steps necessary to promptly effect the removal of such legend, and the Company shall bear all costs associated with such removal.

7.    Tax Treatment of Conversion. The Company and Purchaser intend to treat any conversion of the Purchased Shares as occurring pursuant to a transaction qualifying for nonrecognition of gain or loss pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable Law. The Company agrees to use commercially reasonable efforts to facilitate such nonrecognition treatment.

8.    Indemnification.

(a)    All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the consummation of the transactions contemplated hereby.

(b)    Subject to the other terms and conditions of this Section 8, the Company shall defend, indemnify and hold harmless Purchaser, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or relating to (i) any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or any document to be delivered hereunder or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement or any document to be delivered hereunder.

(c)    Subject to the other terms and conditions of this Section 8, Purchaser shall defend, indemnify and hold harmless the Company, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or relating to (i) any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement or any document to be delivered hereunder or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement or any document to be delivered hereunder.

(d)    Whenever any claim shall arise for indemnification hereunder, the party seeking or entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”), but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Any such notice shall state the nature and the basis of such claim to the extent then known. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim, action, suit, proceeding or governmental investigation by a person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such claim, action, suit, proceeding or governmental investigation with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such claim, action, suit, proceeding or governmental investigation with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such claim, action, suit, proceeding or governmental investigation, the Indemnified Party may, but shall not be obligated to, defend against such claim, action, suit, proceeding or governmental investigation in such manner as it may deem appropriate, including settling such claim, action, suit, proceeding or governmental investigation, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any claim, action, suit, proceeding or governmental investigation without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

9.    Confidentiality. This Agreement shall not impact the terms and provisions of that certain Confidentiality Agreement dated as of March 6, 2018 between the Company and BOGCI, and such Confidentiality Agreement shall continue to be in full force and effect, pursuant to the terms and conditions thereof; provided, however, that Confidential Information (as such term is defined in such Confidentiality Agreement) only refers to information furnished by or on behalf of the Company prior to the Effective Date. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or described herein or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such initial announcement (provided, however, that such consent shall not be required with respect to subsequent disclosures consistent with such initial announcement).

10.    Waiver, Amendment. Neither this Agreement nor any provision hereof shall be modified, waived, changed, discharged or terminated except by an instrument in writing, signed by both parties (in the case of a modification) or, in all other cases, the party against whom any waiver, change, discharge or termination is sought.

11.    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party.

12.    Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

13.    Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Purchased Shares pursuant to this Agreement, each party hereto irrevocably submits to the jurisdiction of the federal or state courts located in Harris County, Texas, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such action, suit or proceeding.

14.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15.    Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

17.    Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other), or, in the case of communications provided via e-mail, upon actual receipt:

If to the Company:	Tellurian Inc. 1201 Louisiana Street, Suite 3100 Houston, Texas 77002 Attn: General Counsel E-mail: daniel.belhumeur@tellurianinc.com

with a copy (which shall not constitute notice) to:	Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 Attn: John A. Elofson, Esq. E-mail: john.elofson@dgslaw.com

If to Purchaser:	BDC Oil and Gas Holdings, LLC 12011 Sunset Hills Road Reston, Virginia 20190 Attn: Robert Rubenstein E-mail: rhrubens@bechtel.com

with a copy (which shall not constitute notice) to:	Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Attn: Charles Carpenter E-mail: charles.carpenter@lw.com

18.    Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Except as set forth in Section 8, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the Company and Purchaser, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

19.    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

20.    Entire Agreement. The Transaction Documents are intended by the parties as a final expression of their agreement and to be a complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in the Transaction Documents, with respect to the subject matter hereof and thereof. The Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

21.    No Recourse Against Others. All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, or relate in any manner to the Transaction Documents, or the negotiation, execution or performance of the Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Company and Purchaser and any other person expressly made party hereto and thereto. No person other than the persons party hereto and thereto shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the Transaction Documents or based on, in respect of or by reason of the Transaction Documents or their negotiation, execution, performance or breach.

22.    Certain Defined Terms. The following capitalized terms shall have the following definitions for purposes of this Agreement:

“Company Disclosure Schedule” means that certain disclosure letter from the Company to Purchaser dated the same date as this Agreement delivered concurrently with the execution and delivery of this Agreement.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“TOTAL” means TOTAL Delaware, Inc., a Delaware corporation and subsidiary of TOTAL S.A.

“TOTAL Pre-emptive Rights Agreement” means that certain Pre-emptive Rights Agreement dated as of May 10, 2017, by and between the Company and TOTAL.

The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Sections and exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement, and the exhibits attached hereto, and all such exhibits attached hereto (as well as the Company Disclosure Schedule) are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation.”

23.    Transaction Expenses. Each of the Company and Purchaser will pay for its own transaction expenses related to the Transaction Documents and the issuance of the Purchased Shares.

24.    Registration Rights Agreement. Upon the request of either party, the Company and Purchaser shall promptly use good faith efforts to negotiate, execute and deliver a customary Registration Rights Agreement that includes, among other provisions, the terms set forth in Exhibit B.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been signed by the parties hereto on the date first written above.

COMPANY:

Tellurian Inc.

By:	/s/ Meg Gentle
Name:	Meg Gentle
Title:	President

PURCHASER:

BDC Oil and Gas Holdings, LLC

By:	/s/ Kevin C. Leader
Name:	Kevin C. Leader
Title:	Treasurer

Acknowledged and Agreed:

Bechtel Oil, Gas and Chemicals, Inc.

By:	/s/ Alasdair I. Cathcart
Name:	Alasdair I. Cathcart
Title:	President

[SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT]

EXHIBIT A

Certificate of Designations

CERTIFICATE OF DESIGNATIONS OF

SERIES C CONVERTIBLE PREFERRED STOCK OF

TELLURIAN INC.

Tellurian Inc., a Delaware corporation (the “Corporation”), certifies that

(i)	in accordance with the provisions of Sections 151(g) and 103(d) of the Delaware General Corporation Law, this Certificate of Designations of Series C convertible preferred stock of the Corporation shall become effective at 2:00 p.m. Eastern Standard Time on March 21, 2018; and

(ii)	pursuant to the authority contained in Article Fourth of its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors duly approved and adopted on March 21, 2018 the following resolution, which resolution remains in full force and effect on the date hereof:

WHEREAS, the Certificate of Incorporation authorizes the issuance of up to one hundred million (100,000,000) shares of preferred stock, par value $0.01 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors, subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in such series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, the Board of Directors desires to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of such new series.

NOW, THEREFORE, BE IT RESOLVED, that a series of Preferred Stock be, and hereby is, created, and that the number of shares thereof, the voting powers thereof and the designations, preferences and relative, participating, optional and other special rights thereof and the qualifications, limitations and restrictions thereof be, and hereby are, as follows:

1.    General.

(a)    The shares of such series shall be designated the Series C Convertible Preferred Stock (hereinafter referred to as the “Series C Preferred Stock”) and the number of shares constituting such series shall be 8,000,000.

(b)    Each share of Series C Preferred Stock shall be identical in all respects with the other shares of Series C Preferred Stock.

(c)    Shares of Series C Preferred Stock converted into Common Stock shall be cancelled and shall revert to authorized but unissued Preferred Stock, undesignated as to series.

2.    Dividends.

So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall neither pay nor declare any dividends, nor make any redemptions or repurchases (other than ordinary course repurchases or deemed repurchases occurring in connection with the vesting or exercise of compensatory equity awards and related tax withholding), in respect of its equity interests (including Common Stock, Preferred Stock, Junior Stock and Parity Stock).

3.    Liquidation.

(a)    In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, including a consolidation, merger, reorganization, sale of substantially all assets or other form of acquisition of the Corporation in which holders of Common Stock receive exclusively cash consideration (a “Liquidation Event”), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series C Preferred Stock shall be entitled to receive an amount per share equal to the greater of: (i) an amount in cash equal to $8.16489 per share of Series C Preferred Stock (the “Series C Price”) and (ii) the amount that would be received by the holder(s) of the Series C Preferred Stock had such holder(s) converted the Series C Preferred Stock into Common Stock immediately prior to the Liquidation Event and participated in distributions payable to the holders of the Common Stock in connection with the Liquidation Event (the “Liquidation Payment”) before any distribution is made to holders of shares of any other equity security of the Corporation (including Common Stock, Junior Stock or Parity Stock) upon any Liquidation Event. If, upon any Liquidation Event, the assets of the Corporation, or proceeds thereof, distributable among the holders of the then-outstanding shares of Series C Preferred Stock are insufficient to pay the full amount of the Liquidation Payment in respect of all then-outstanding shares of Series C Preferred Stock, then all such assets and proceeds of the Corporation thus distributable shall be distributed ratably in respect of the then-outstanding shares of Series C Preferred Stock.

(b)    Notice of any Liquidation Event shall be given by mail, postage prepaid, not less than 30 days prior to the distribution or payment date stated therein, to each holder of record of Series C Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice shall state a distribution or payment date, the amount of the Liquidation Payment and the place where the Liquidation Payment shall be distributable or payable.

(c)    After the payment in cash to the holders of shares of the Series C Preferred Stock of the full amount of the Liquidation Payment with respect to outstanding shares of Series C Preferred Stock, the holders of outstanding shares of Series C Preferred Stock shall have no right or claim, based on their ownership of shares of Series C Preferred Stock, to any of the remaining assets of the Corporation.

4.    Redemption.

The Series C Preferred Stock shall not be redeemable.

5.    Conversion.

(a)    Optional Conversion. The holders of shares of Series C Preferred Stock shall have the right, at their option, to convert all or any portion of such shares into shares of Common Stock at any time (including immediately prior to any liquidation, dissolution or winding up of the affairs of the Corporation) on and subject to the following terms and conditions:

(i)    Each share of Series C Preferred Stock shall be convertible into one share of Common Stock (the “Conversion Ratio”). The Conversion Ratio shall be adjusted in certain instances as provided in Section 5(a)(iv).

(ii)    In order to convert shares of Series C Preferred Stock, the holder thereof shall surrender at the office of the Corporation the certificate(s) therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at such office that the holder elects to convert such shares.

(iii)    Shares of Series C Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the certificate(s) for such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such shares as a holder thereof shall cease and from and after such time the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as provided in Section 5(c), to the person or persons entitled to receive the same.

(iv)    In the event the Corporation shall, at any time or from time to time after the Original Issue Date while the shares of Series C Preferred Stock remain outstanding, effect a subdivision (by any stock split, stock dividend, dividend of options, warrants or other similar instruments, stock reclassification or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock (or other equity interests), then and in each such event the Conversion Ratio in effect at the opening of business on the day after the date upon which such subdivision becomes effective shall be proportionately adjusted. Additionally, if the Corporation shall, at any time or from time to time after the Original Issue Date while the shares of Series C Preferred Stock remain outstanding, effect a combination (by any reverse stock split or otherwise) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock (or other equity interests), then and in each such event the Conversion Ratio in effect at the opening of business on the day after the date upon which such combination becomes effective shall be proportionately adjusted. Additionally, if the Corporation issues any Parity Stock during the 12 months after the Original Issue Date, which Parity Stock is convertible into

Common Stock and has a conversion ratio therefor that is more favorable to the holder(s) of such Parity Stock than the Conversion Ratio, then the Conversion Ratio shall be adjusted in accordance with the following formula (the “Conversion Ratio Adjustment Formula”):

(i) the sum of (A) the pre-adjustment number of shares of Common Stock issuable upon conversion of one share of Series C Preferred Stock multiplied by the total number of Series C Preferred Stock outstanding immediately before the issuance of Parity Stock and (B) the number of shares of Common Stock issuable upon conversion of one share of Parity Stock multiplied by the number of shares of Parity Stock being issued; divided by

(ii) the sum of (A) the total number of Series C Preferred Stock outstanding immediately before the issuance and (B) the total number of shares of Parity Stock issued by the Company.

Following the Parity Stock issuance, each share of Series C Preferred Stock shall be convertible into a number of shares of Common Stock equal to the result of the Conversion Ratio Adjustment Formula. Additionally, if the Corporation issues any Parity Stock during the 12 months after the Original Issue Date, which Parity Stock is convertible into Common Stock and the issuance price (including original issuance discount and other similar fees) for such Parity Stock is less than the Series C Price, then (to the extent not duplicative of any adjustment made pursuant to the immediately preceding sentence) the Conversion Ratio shall be adjusted as described below to reflect a Series C Price in accordance with the following formula (the “Price Adjustment Formula”):

(i) the sum of (A) the Series C Price multiplied by the total number of shares of Series C Preferred Stock outstanding immediately before the issuance and (B) the aggregate consideration received by the Company from the issuance of the Parity Stock; divided by

(ii) the sum of (A) the total number of shares of Series C Preferred Stock outstanding immediately before the issuance and (B) the total number of shares of Parity Stock issued by the Company.

Following the Parity Stock issuance, each share of Series C Preferred Stock shall be convertible into a number of shares of Common Stock equal to the Series C Price divided by the quotient of the above Price Adjustment Formula.

Any adjustment under this Section 5(a)(iv) shall become effective immediately after the opening of business on the day after the date upon which the applicable event becomes effective.

(b)    Mandatory Conversion. At any time after “Substantial Completion” of Project 1 as defined in and pursuant to the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 1 Liquefaction Facility, dated November 10, 2017, by and between Driftwood LNG LLC and Bechtel Oil, Gas and Chemicals, Inc., or at any time after the tenth anniversary of the Original Issue Date, the Corporation shall have the right, at its option, to cause not less than all shares of Series C Preferred Stock to be converted into shares of Common Stock at the Conversion Ratio. The Conversion Ratio shall be adjusted in certain instances as provided in Section 5(a)(iv).

(i)    The Corporation shall use commercially reasonable efforts to give notice of such conversion to the holders of shares of Series C Preferred Stock at least 30 days before the conversion date.

(ii)    Shares of Series C Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the conversion date, and at such time the rights of the holder of such shares as a holder thereof shall cease and from and after such time the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock. As promptly as practicable on or after the conversion date and after surrender of the certificate(s) representing the converted Series C Preferred Stock, the Corporation shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as provided in Section 5(c), to the person or persons entitled to receive the same.

(c)    Fractional Interest. The Corporation shall not be required upon the conversion of any share of Series C Preferred Stock to issue any fractional shares, but may, in lieu of issuing any fractional share that would otherwise be issuable upon such conversion, pay a cash adjustment in respect of such fraction in an amount equal to the Series C Price (as adjusted in accordance with the principles set forth above) multiplied by the number (or fraction) of shares of Series C Preferred Stock equal to such fraction on the date of such conversion. If more than one share of Series C Preferred Stock shall be presented for conversion at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so to be converted by such holder. The holders expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock if such amount of cash is paid in lieu thereof.

(d)    Reservation and Authorization of Common Stock. The Corporation covenants that, so long as any shares of Series C Preferred Stock remain outstanding:

(i)    The Corporation will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the conversion of the shares of Series C Preferred Stock and free of preemptive rights, such number of shares of Common Stock as from time to time shall be issuable upon the conversion in full of all outstanding shares of Series C Preferred Stock;

(ii)    The Corporation shall, from time to time, take all steps necessary to increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Common Stock then deliverable upon the conversion of all outstanding shares of Series C Preferred Stock;

(iii)    All shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer (other than restrictions on transfer arising under federal and state securities laws) and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein);

(iv)    The Corporation shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any law or governmental regulation applicable to it or any requirements of any domestic stock exchange upon which shares of Common Stock may be listed;

(v)    The stock certificates issued to evidence any shares of Common Stock issued upon conversion of shares of Series C Preferred Stock will comply with the Delaware General Corporation Law and any other applicable law.

The Corporation hereby authorizes and directs its current and future transfer agents for the Common Stock at all times to reserve stock certificates for such number of authorized shares as shall be requisite for such purpose. The transfer agent or agents for the Series C Preferred Stock are hereby authorized to requisition from time to time from any such transfer agents for the Common Stock certificates required to honor outstanding shares of Series C Preferred Stock upon conversion thereof in accordance with the terms of this Certificate of Designations, and the Corporation hereby authorizes and directs such transfer agents to comply with all such requests of the transfer agent or agents for the Series C Preferred Stock. The Corporation will supply such transfer agents with duly executed stock certificates for such purposes.

(e)    Changes in Common Stock. In case at any time or from time to time after the Original Issue Date while the shares of Series C Preferred Stock remain outstanding, the Corporation shall be a party to or shall otherwise engage in any transaction or series of related transactions constituting a merger of the Corporation into, a consolidation of the Corporation with, a sale, lease, transfer, conveyance or other disposition (in one or a series of related transactions) of all or substantially all of the Corporation’s assets to, or an acquisition of 50% or more of the voting interests in the Corporation by, any other Person, and such transaction or series of transactions does not constitute a Liquidation Event (a “Non-Surviving Transaction”) then, as a condition to the consummation of such Non-Surviving Transaction, the Corporation shall cause such other Person to make lawful provision as a part of the terms of such Non-Surviving Transaction whereby:

(i)    so long as any share of Series C Preferred Stock remains outstanding, on such terms and subject to such conditions substantially identical to the provisions set forth in this Certificate of Designations, each share of Series C Preferred Stock, upon the conversion thereof at any time on or after the consummation of such Non-Surviving Transaction, shall be convertible into, in lieu of the Common Stock issuable upon such conversion prior to such consummation, only the securities or other property (“Substituted Property”) that would have been receivable upon such Non-Surviving Transaction by a holder of the number of shares of Common Stock into which such share of Series C Preferred Stock was convertible immediately prior to such Non-Surviving Transaction, assuming such holder of Common Stock:

(A)    is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (“Constituent Person”), or an Affiliate of a Constituent Person; and

(B)    failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Non-Surviving Transaction (provided that if the kind or amount of securities, cash and other property receivable upon such Non-Surviving Transaction is not the same for each share of Common Stock held immediately prior to such Non-Surviving Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then, for the purposes of this Section 5(e), the kind and amount of securities, cash and other property receivable upon such Non-Surviving Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

(ii)    the rights, preferences, privileges and obligations of such other Person and the holders of shares of Series C Preferred Stock in respect of Substituted Property shall be substantially identical to the rights, preferences, privileges and obligations of the Corporation and holders of shares of Series C Preferred Stock in respect of Common Stock hereunder as set forth in this Section 5.

Such lawful provision shall provide for adjustments which, for events subsequent to the effective date of such lawful provision, shall be substantially identical to the adjustments provided for elsewhere in this Section 5. The above provisions of this Section 5(e) shall similarly apply to successive Non-Surviving Transactions.

(f)    Statement on Certificates. Irrespective of any adjustment in the Conversion Ratio or the amount or kind of shares into which the shares of Series C Preferred Stock are convertible, certificates for shares of Series C Preferred Stock theretofore or thereafter issued may continue to express the same Conversion Ratio initially applicable or amount or kind of shares initially issuable upon conversion of the Series C Preferred Stock evidenced thereby (but the adjusted amount shall nonetheless be the determinative amount).

(g)    No Voting or Dividend Rights. Subject to the provisions of Section 6 and except as may be specifically provided for herein, until the conversion of any share of Series C Preferred Stock:

(i)    no holder of any share of Series C Preferred Stock shall have or exercise any rights by virtue hereof as a holder of Common Stock, including, without limitation, the right to vote or to receive dividends and other distributions as a holder of Common Stock or to receive notice of, or attend, meetings or any other proceedings of holders of Common Stock;

(ii)    the consent of any such holder as a holder of Common Stock shall not be required with respect to any action or proceeding of the Corporation;

(iii)    no such holder, by reason of the ownership or possession of a share of Series C Preferred Stock, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date preceded, the date of the conversion of such share of Series C Preferred Stock (for the avoidance of doubt, this Section 5(g) shall not be deemed to modify Section 2); and

(iv)    no such holder shall have any right not expressly conferred hereunder or by applicable law with respect to the share of Series C Preferred Stock held by such holder.

(h)    Payment of Taxes. The Corporation shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series C Preferred Stock pursuant hereto. The Corporation shall not impose any service charge in connection with any such conversion. The Corporation shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for shares of Common Stock or payment of cash or other property to any recipient other than the holder of the share of Series C Preferred Stock converted, and in case of such transfer or payment, the Transfer Agent for the Series C Preferred Stock and the Corporation shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Transfer Agent for the Series C Preferred Stock or the Corporation or (b) it has been established to the Corporation’s satisfaction that any such tax or other charge that is or may become due has been paid.

6.    Voting.

(a)    The holders of shares of Series C Preferred Stock shall have no voting rights whatsoever, except as otherwise provided in this Section 6 or as otherwise specifically required by law. As to matters upon which holders of shares of Series C Preferred Stock are entitled to vote as a class, the holders of Series C Preferred Stock shall be entitled to one vote per share and such vote shall be by majority vote.

(b)    Each holder of outstanding shares of Series C Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law. In any such vote, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible pursuant to Section 5(b) as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding shares of Series C Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Corporation’s bylaws.

(c)    So long as any shares of Series C Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the Certificate of Incorporation, the Corporation shall not, directly or indirectly, without the affirmative vote at a meeting (or the written consent with or without a meeting) of the holders of at least a majority of the number of shares of Series C Preferred Stock then outstanding:

(i)    authorize or approve the issuance of any shares of, or of any security convertible into, or convertible or exchangeable for shares of, shares of any capital stock of the Corporation that rank prior to shares of Series C Preferred Stock in the payment of dividends or in the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation (or amend the terms of any existing shares to provide for such ranking);

(ii)    authorize or approve the issuance of any shares of, or of any security convertible into, or convertible or exchangeable for shares of, Parity Stock (or amend the terms of any existing shares to provide for such ranking), except to TOTAL pursuant to the terms of the TOTAL Pre-emptive Rights Agreement;

(iii)    amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the powers, designations, preferences and rights of the Series C Preferred Stock or the holders thereof or amend, alter or repeal any of the provisions of this Certificate of Designations; provided, however, that, for the avoidance of doubt, an amendment of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or to increase the authorized amount of, any Fully Junior Stock shall not be deemed to affect adversely the powers, designations, preferences and rights of the Series C Preferred Stock or the holders thereof; or

(iv)    take any other corporate action that adversely affects any of the rights, preferences or privileges of the Series C Preferred Stock; provided, however, that for the avoidance of doubt this Section 6(c)(iv) shall not refer to any commercial or business decision made by the Corporation that may affect the value of the Series C Preferred Stock but does not change its rights, preferences or privileges (such as the incurrence of debt).

For the avoidance of doubt, nothing herein shall limit the ability of the Corporation to issue Common Stock.

7.    Certificated Shares.

(a)    Legends. Until such time as the Series C Preferred Stock and Common Stock issued upon the conversion of Series C Preferred Stock, as applicable, have been sold pursuant to an effective registration statement under the Securities Act, or the Series C Preferred Stock or Common Stock issued upon the conversion of Series C Preferred Stock, as applicable, are eligible for resale pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate issued with respect to a share of Series C Preferred Stock or any Common Stock issued upon the conversion of Series C Preferred Stock shall bear a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION

FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

(b)    Removal of Legend. In connection with a sale of the Series C Preferred Stock or Common Stock issued upon the conversion of Series C Preferred Stock, as applicable, in reliance on Rule 144, the applicable holder or its broker shall deliver to the Corporation a broker representation letter providing to the Corporation any information the Corporation deems necessary to determine that such sale is made in compliance with Rule 144, including, as may be appropriate, a certification that such holder is not an “affiliate” of the Corporation (as defined in Rule 144) and a certification as to the length of time the applicable equity interests have been held. Upon receipt of such representation letter, the Corporation shall promptly remove the restrictive legend, and the Corporation shall bear all costs associated with such removal. At such time as the Series C Preferred Stock and Common Stock issued upon the conversion of Series C Preferred Stock, as applicable, have been sold pursuant to an effective registration statement under the Securities Act or have been held by the applicable holder for more than one year where the holder is not, and has not been in the preceding three months, an “affiliate” of the Corporation (as defined in Rule 144), if the restrictive legend is still in place, the Corporation agrees, upon request of such holder, to take all steps necessary to promptly effect the removal of such legend, and the Corporation shall bear all costs associated with such removal.

(c)    Certificates Representing Shares of Series C Preferred Stock.

(i)    Form and Dating. Certificates representing shares of Series C Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series C Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Corporation. Each Series C Preferred Stock certificate shall be dated the date of its authentication.

(ii)    Execution and Authentication. Two (2) Officers shall sign each Series C Preferred Stock certificate for the Corporation by manual or facsimile signature.

(A)    If an Officer whose signature is on a Series C Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series C Preferred Stock certificate, the Series C Preferred Stock certificate shall be valid nevertheless.

(B)    A Series C Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series C Preferred Stock certificate. The signature shall be conclusive evidence that the Series C Preferred Stock certificate has been authenticated under this Certificate of Designations.

(C)    The Transfer Agent shall authenticate and deliver certificates for shares of Series C Preferred Stock for original issue upon a written order of the Corporation signed by two (2) Officers of the Corporation. Such order shall specify the number of shares of Series C Preferred Stock to be authenticated and the date on which the original issue of the Series C Preferred Stock is to be authenticated.

(D)    The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for the Series C Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series C Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(iii)    Transfer. When certificates representing shares of Series C Preferred Stock are presented to the Transfer Agent with a request to register the transfer of such shares, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that such shares being surrendered for transfer:

(A)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the holder thereof or its attorney duly authorized in writing; and

(B)    are being transferred pursuant to subclause (1) or (2) below, and are accompanied by the following additional information and documents, as applicable:

(1)    if such certificates are being delivered to the Transfer Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect in substantially the form of Exhibit B hereto; or

(2)    if such certificates are being transferred to the Corporation or to a “qualified institutional buyer” in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit B hereto) and (ii) if the Corporation so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 7(a).

(iv)    Replacement Certificates. If any of the Series C Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series C Preferred Stock certificate, or in lieu of and substitution for the Series C Preferred Stock certificate lost, stolen or destroyed, a new Series C Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series C Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series C Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(v)    Cancellation. In the event the Corporation shall purchase or otherwise acquire certificates representing shares of Series C Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation. The Transfer Agent and no one else shall cancel and destroy all Series C Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Transfer Agent to deliver canceled Series C Preferred Stock certificates to the Corporation. The Corporation may not issue new Series C Preferred Stock certificates to replace Series C Preferred Stock certificates to the extent they evidence Series C Preferred Stock which the Corporation has purchased or otherwise acquired.

(d)    Record Holders. Prior to due presentment for registration of transfer of any shares of Series C Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares are registered as the absolute owner of such Series C Preferred Stock, and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.

(e)    No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Series C Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

8.    Certain Definitions.

As used herein with respect to the Series C Preferred Stock, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Board of Directors” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Common Stock” means common stock of the Corporation, par value $0.01 per share.

“Fully Junior Stock” means any Junior Stock over which the Series C Preferred Stock has preference and priority in the payment of dividends and in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.

“holder” of shares of Series C Preferred Stock means the stockholder in whose name such Series C Preferred Stock is registered in the stock books of the Corporation.

“Junior Stock” means the Common Stock and any other class or series of shares of the Corporation or any of its subsidiaries hereafter authorized over which the Series C Preferred Stock has preference or priority in the payment of dividends (including prohibiting any such dividends while any Series C Preferred Stock is outstanding) or in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation or its subsidiaries.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.

“Original Issue Date” means March 21, 2018.

“Parity Stock” means any class or series of shares of the Corporation (including Series C Preferred Stock) that has pari passu preference with the Series C Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“TOTAL” means TOTAL Delaware, Inc., a Delaware corporation and subsidiary of TOTAL S.A.

“TOTAL Pre-emptive Rights Agreement” means that certain Pre-emptive Rights Agreement, dated January 3, 2017, by and between TOTAL and Tellurian Inc.

“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., acting as the Corporation’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Series C Preferred Stock. The Corporation may, in its sole discretion, remove the Transfer Agent with ten (10) days’ prior notice to the Transfer Agent; provided that the Corporation shall appoint as its successor a nationally recognized Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

9.    No Other Rights.

The shares of Series C Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor shall there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth herein or in the Certificate of Incorporation or as may be provided by law.

10.    Uncertificated Shares.

Notwithstanding anything to the contrary contained herein, all references herein to certificates representing shares of Series C Preferred Stock or shares of Common Stock issuable upon conversion of Series C Preferred Stock shall refer to uncertificated shares, book entries or other corresponding evidence of such shares, mutatis mutandis.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed and attested this      day of March, 2018.

Tellurian Inc.

By:
Name:
Title:

Attest:
Name:
Title:

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS OF

SERIES C CONVERTIBLE PREFERRED STOCK OF TELLURIAN INC.]

EXHIBIT A

FORM OF SERIES C CONVERTIBLE PREFERRED STOCK

FACE OF SECURITY

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

EXHIBIT A-1

Certificate Number	[●] Shares of
[●]	Series C Convertible Preferred Stock

Series C Convertible Preferred Stock

of

Tellurian Inc.

Tellurian Inc., a Delaware corporation (the “Corporation”), hereby certifies that [●] (the “Holder”) is the registered owner of [●] fully paid and non-assessable shares of preferred stock, par value $0.01 per share, of the Corporation designated as the Series C Convertible Preferred Stock (the “Series C Preferred Stock”). The shares of Series C Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series C Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated [date], as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series C Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Series C Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has executed this certificate this [●] day of [●], 20[●].

Tellurian Inc.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A-2

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Series C Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

[●], as Transfer Agent,

By:
Authorized Signatory

EXHIBIT A-3

REVERSE OF SECURITY

The shares of Series C Preferred Stock shall be convertible into the Corporation’s Common Stock upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations.

The Corporation will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

EXHIBIT A-4

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series C Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series C Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Series C Preferred Stock Certificate)

Signature Guarantee:                                 1

[1]	Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-5

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	Series C Convertible Preferred Stock (the “Series C Preferred Stock”) of Tellurian Inc. (the “Corporation”)

This Certificate relates to [•] shares of Series C Preferred Stock held by [•] (the “Transferor”).

The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of Series C Preferred Stock.

In connection with such request and in respect of such Series C Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Series C Preferred Stock and that the transfer of this Series C Preferred Stock does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because */:

☐	such Series C Preferred Stock is being acquired for the Transferor’s own account without transfer;

☐	such Series C Preferred Stock is being transferred to the Corporation; or

☐	such Series C Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

Such Series C Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Corporation so requests).

[●]

By:

Date:

*/   Please check applicable box.

EXHIBIT B-1

EXHIBIT B

Registration Rights Agreement Terms

As soon as practicable following receipt of a request from Purchaser, the Company shall, at its own expense, use its reasonable best efforts to (i) file a registration statement registering the offer and sale of the Conversion Shares, (ii) have the registration statement declared effective within 180 days after filing with the SEC, and (iii) maintain the effectiveness of the registration statement for a period of two years. Purchaser shall also have customary piggyback rights, other than in connection with an underwriting that is solely a new equity issuance by the Company.